EXHIBIT 99.12

                         FORM OF ENROLLMENT/CHANGE FORM

                           JUNO ONLINE SERVICES, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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SECTION 1:    Action                                 Complete Sections:
----------    --------------------------------       ---------------------------
ACTIONS       |_| New Enrollment                     2, 3, 6, 7 and sign
                                                     attached Stock Purchase
                                                     Agreement
              |_| Payroll Deduction Change           2, 4, 7
              |_| Terminate Payroll Deductions       2, 5, 7
              |_| Leave of Absence                   2, 6, 7

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SECTION 2:    Name
----------         -------------------------------------------------------------
PERSONNEL                        Last           First       MI          Dept.
DATA
              Home Address
                           --------------------------------------------
                                           Street

                           --------------------------------------------
                                     City       State         Zip Code

              Social Security #|_|_|_|  - |_|_|  - |_|_|_|_|

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SECTION 3:    Effective with the Purchase
----------    Interval Beginning:               Payroll Deduction Amount:  ____%
                                                of cash earnings*
NEW           |_| February 1, _______
ENROLLMENT    |_| August 1, _______             * Must be a multiple of 1% up to
              |_| Initial Offering Period       a maximum of 15%  of cash
                                                earnings

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SECTION 4:    Effective with the                          I authorize the
----------    Pay Period Beginning: ___________________   following new level of
PAYROLL                             Month, Day and Year   payroll deduction: __%
DEDUCTION                                                 of cash earnings
CHANGE

                                                          * Must be a multiple
                                                          of 1% up to a maximum
                                                          of 15% of cash
                                                          earnings

              NOTE:     You may reduce your rate of payroll deductions once per
              ----      6-month purchase interval to become effective as soon as
                        possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next
                        6-month interval (February 1 or August 1).

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SECTION 5:    Effective with the                          Your election to
----------    Pay Period Beginning: ___________________   terminate your payroll
TERMINATE                           Month, Day and Year   deductions for the
PAYROLL                                                   balance of the
DEDUCTIONS                                                offering period cannot
                                                          be changed, and you
                                                          may not rejoin the
                                                          offering period at a
                                                          later date. You will
                                                          not be able to resume
                                                          participation in the
                                                          ESPP until the start
                                                          of the next offering
                                                          period.

              In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

              |_| Purchase shares of Juno Online Services, Inc. on next
                  scheduled purchase date

                                       OR

              |_| Refund ESPP payroll deductions collected

              NOTE:     If your employment terminates for any reason or your
              ----      eligibility status changes (<20 hrs/wk or <5 months/yr),
                        you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6:    In connection with my leave of absence, I elect the following
----------    action with respect to my ESPP payroll deductions to date:
LEAVE OF
ABSENCE       |_| Purchase shares of Juno Online Services, Inc. on next
                  scheduled purchase date


                                       OR

              |_| Refund ESPP payroll deductions collected

              NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

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SECTION 7:
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AUTHORIZATION

_________________________________         ______________________________________
            Date                                    Signature of Employee